Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037 Phone: 801-927-1337 Fax: 801-927-1344

Exhibit 16

Letter on Change of Certifying Accountant

January 17, 2007

Securities and Exchange Commission

100 F Street, Northeast

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, Sullivan & Company was previously the principal accountant for MoJo Entertainment, Inc. (the "Company") and reported on the financial statements of the Company for the year ended December 31, 2004, the period of December 29, 2003 (inception) to December 31, 2003, the interim period of January 1, 2005 to October 31, 2005, and the period of December 29, 2003 (inception) to October 31, 2005.

On or about January 1, 2006, we changed our accounting practice from a corporation to a professional limited liability company, Child, Van Wagoner & Bradshaw, PLLC. We have read the Company's statements included under 'Changes in and Disagreements with Accountants,' page 64 of its Form SB-2/A dated December 12, 2006, and agree with such statements.

Very truly yours,

/s/ Child, Sullivan & Company

Child, Sullivan & Company